UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  Amendment to Bylaws.

Effective on December 18, 2008 the Board of Directors of SCBT Financial Corporation (“SCBT”) amended and restated the Bylaws of SCBT.   SCBT’s Bylaws were amended and restated primarily to (1) change the maximum number of days for notification of shareholder meeting to 60 days and (2) address the potential authorization of SCBT to issue preferred stock, including any such issuance in connection with the United States Treasury’s Capital Purchase Program.  The following summarize the changes:

Amend Section 3, Notice of Shareholder Meetings, of Article I, Meetings of Shareholders

•                  To require a notice of shareholder meeting be delivered no more than 60 days before the date of an annual or special meeting.  Before the amendment, the Bylaws required a notice no more than 50 days.

Amend Section 2(a), Qualification and Election of Active Directors, of Article II, Board of Directors

•                  To exclude directors serving at the election of the preferred stockholders (if any) from the qualification requirements of those serving at the election of the common shareholders.

•                  To address that directors elected by a majority of the preferred stockholders (if any) shall serve for a term until all accrued and unpaid dividends on all outstanding shares of preferred stock have been declared and paid in full at which time such directors shall cease to be qualified as directors and the term of office of such directors shall terminate immediately.

•                  To address that any vacancy occurring in the Board of Directors with respect to directors serving at the election of the preferred stockholders (if any) (i) by reason of removal with or without cause, shall be filled by the affirmative vote of the majority of the preferred stockholders, to the extent the voting rights of such preferred stockholders are then exercised, and (ii) by any reason other than removal with or without cause, shall be filled by the appointment of the remaining director serving at the election of the preferred stockholders.

Amend Section 2, Vacancies, of Article IV, Resignations, Removals and Vacancies

•                  To exclude directors serving at the election of the preferred stockholders (if any).

Amend Article V, Capital Stock, to add Section 4, Control Share Acquisitions

•                  To state that certain provisions of the South Carolina Code shall not apply to control share acquisitions of the shares of any or all of SCBT’s classes or series.

Attached as Exhibit 3.1 hereto are SCBT’s Amended and Restated Bylaws and is incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of SCBT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	December 23, 2008	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of SCBT